Exhibit 99.1

FOR IMMEDIATE RELEASE

InfoLogix Has Record Revenue in 2008 and Unveils 2009 Strategic Plan

Continued strategic focus on healthcare and SAP mobility markets projected to drive double-digit organic revenue growth, profitability in 2H 2009

HATBORO, PA – February 4, 2009 – InfoLogix, Inc. (NASDAQ: IFLG), a leading technology provider of enterprise mobility solutions for the healthcare and commercial industries, today announced its strategic plan and financial guidance for 2009.

The company expects its continued strategic focus on the healthcare and SAP mobility markets to drive double digit organic revenue growth during the year.  In addition, the company expects to be profitable on a net income basis during the second half of the year.

In 2008 the company had annual revenues of approximately $100 million and has created a strong market position in both the healthcare and SAP mobility solutions businesses. Since becoming a public company in 2006, InfoLogix has steadily executed on its corporate development objectives, built its business, and gained critical mass.  Revenue from services and software in 2008 was approximately 37% of the company’s overall revenue, up from approximately 25% in 2007. Looking to 2009, the company is forecasting strong organic revenue growth, improved gross and operating margins, and a return to profitability.

David Gulian, President and CEO of InfoLogix, says, “In the new era of mobile computing, one of the biggest challenges faced by corporations is extending the reach of their enterprise systems to the mobile workforce, so that critical information is instantly available at the precise location where it has maximum impact on their business. InfoLogix is directly positioned to face this challenge, helping clients in the healthcare and commercial markets to empower their workforces with mobile access to information: anywhere, anytime.

Mr. Gulian continued, “Our investment in acquisitions such as Healthcare Informatics Associates, AWARE Interweave, and Delta Health Systems has had a major impact in driving revenues for all of our lines of business.  The acquired businesses drive a number of long term benefits from a financial standpoint, including increasing cross selling opportunities with all of our customer base; a higher level of awareness with enterprise thought leaders in the C-suite; and the ability to move into a recurring revenue model, which will drive predictability from a revenue standpoint and higher margins from the sale of software and services. In short, these three acquisitions are a significant component of our strategic growth objectives in 2009 and beyond.”

Healthcare Business

InfoLogix’s historical positioning as a leading provider of wireless mobile workstations has given it a strong entrée to decision makers at over 1,400 hospitals throughout the United States.  Growth objectives for the company’s healthcare business in the 2009 strategic plan include continuing to expand its mobile workstation business while increasing its solution set in each hospital where it does business.

With a comprehensive suite of solutions in place, ranging from technology to software, consulting and managed services, combined with highly specialized healthcare domain expertise and certified clinicians on staff, InfoLogix is in a position to expand its relationships and penetrate additional departments within each hospital it serves.

Mr. Gulian added, “Cross selling additional services while growing our core business with each customer is certainly the foundation of our growth plan.  However, we also see significant opportunities to expand our product set and use our core expertise in hospital mobility to take advantage of new growth businesses.  For example, we believe the mobilization of medication delivery is a strong growth opportunity for the foreseeable future, tapping into our expertise with both the physical infrastructure that enables mobilization of specialty areas while tracking hospital assets wirelessly – including the medications themselves - in real-time.”

Commercial Business

In the commercial business, InfoLogix believes that its leading position in mobilizing SAP decision-makers provides it with a significant competitive advantage, and opens a large growth opportunity for 2009 and beyond.

At the same time, the company’s core expertise in wireless infrastructure and helping manufacturing and logistics companies to mobilize their workforce provides a significant base of existing clients with recurring revenue opportunities.

Mr. Gulian commented, “In 2008 we acquired AWARE Interweave, and this acquisition has enabled the transition and laser-focus of our commercial business on the growing need to mobilize SAP enterprise data.  Today, approximately 75,000 businesses use SAP, including 75% of the Fortune Global 500, and many are in the process of transitioning decision makers to the mobile computing environment.  InfoLogix is focused on enabling this transition by taking SAP data and adapting it for mobile computing.  We believe that this focus and core area of expertise for InfoLogix will lead to significant future growth opportunities.”

Outlook

InfoLogix will continue to pursue the growth strategies that it has outlined in its investor communications over the past 18 months:

•                  Organic Revenue Growth:   Continue to drive cross-selling activities across the company to take advantage of new products and new sales channels from previous acquisitions; cross sell Delta and HIA consulting services into InfoLogix’s historic customer base of over 1,400 hospitals nationwide;  and to drive the sale of AWARE Interweave software to SAP customers that know and have done business with InfoLogix.

•                  Key Acquisitions:  Continue to make targeted acquisitions that round out the company’s total delivery model in the enterprise consulting and managed services arenas.

•                  Service Line Mix: Continue to shift service lines in favor of more solution sales and professional services which are higher margin engagements;  transition to longer term contracts that provide consistency and predictability of revenues.

•                  Proprietary Offerings: Develop and deliver new applications and software offerings centered around mobility and RFID.

•                  Optimize Operations:   Continue to carefully watch expenses and drive efficiency throughout the InfoLogix organization.

David Gulian added, “We see 2009 as the year that InfoLogix turns the corner from a financial standpoint.  After becoming a public company at the end of 2006, we spent the next two years building our business, making acquisitions to round out our solution set, and refining the business model.  Now, with critical mass established and higher margin software and consulting services in our solution set, we can drive towards consistent profitability and continue to add shareholder value.  In addition, we continue to see excellent opportunities to selectively grow our business through acquisitions; however the initial growth targets we established for 2009 are based on expectations of strong organic growth.”

About InfoLogix, Inc.

InfoLogix is a leading provider of enterprise mobility solutions for the healthcare and commercial industries. InfoLogix uses the industry’s most advanced technologies to increase the efficiency, accuracy, and transparency of complex business and clinical processes. With 19 issued patents, InfoLogix provides mobile managed solutions, on-demand software applications, mobile infrastructure products, and strategic consulting services to over 2,000 clients in North

America including Kraft Foods, Merck and Company, General Electric, Kaiser Permanente, MultiCare Health System and Stanford School of Medicine. InfoLogix is a publicly-traded company (NASDAQ: IFLG).

Safe Harbor

InfoLogix makes forward-looking statements in this press release which represent our expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, including the risks described in our Annual Report on Form 10-K for the period ended December 31, 2007 and other filings we make with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. We do not make any commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement is made.

Investor Contacts:
Gregory FCA
Joseph Crivelli
Senior Vice President
610-228-2100

InfoLogix, Inc.
John A. Roberts
Chief Financial Officer
215-604-0691

Media Contact:
Gregory FCA
Kristy DelMuto
Associate Vice President
(610) 228-2118